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                                                                   Exhibit 99(i)


                            ASSET PURCHASE AGREEMENT
                            ------------------------

     THIS AGREEMENT is made this 21st day of March, 1997, by and among ESCORT ACQUISITION CORP, an Illinois corporation ("Purchaser"), and CINCINNATI MICROWAVE, INC., an Ohio corporation, individually and as Debtor in Possession ("Seller").

                              W I T N E S S E T H:
                              -------------------

     WHEREAS, Seller is engaged in the business of designing, manufacturing and marketing ultrahigh frequency and microwave wireless communications products including radar warning devices ("Radar Detectors"), digital spread spectrum cordless telephones ("Telephones") and wireless data modems ("Modems") (collectively the "Business"); and

     WHEREAS, on February 14, 1997 (the "Petition Date"), Seller filed a voluntary petition under chapter 11 of Title 11 of the United States Bankruptcy Code (the "Bankruptcy Code"), in the United States Bankruptcy Court of the Southern District of Ohio, Western Division (the "Bankruptcy Court"), designated as Case Number 97-10882 (the "Bankruptcy Case"); and

     WHEREAS, Purchaser and Seller have agreed that Purchaser shall purchase and Seller shall sell certain of the assets used in the Business on the terms and subject to the conditions contained herein.

     NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. SALE AND PURCHASE OF THE ASSETS. Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, on the terms and conditions herein contained, and in reliance on the respective representations and warranties of the parties, the following assets of Seller (hereinafter collectively referred to as the "Purchased Assets"):

          (a) All of the assets of Seller of every kind, nature and description, wherever located, including, without limitation: the real property and improvements thereto located at One Microwave Plaza, Cincinnati, Ohio (the "Real Estate"); inventory (including raw materials, work-in-process, finished goods, packaging, work in transit and returned and repossessed goods); equipment, furniture and fixtures (except to the extent specifically set forth as Excluded Assets); proprietary rights (including, without limitation, copyrights, patents, trade names and trademarks (including the names "Solo", "Passport" and "Escort"), and applications and renewal rights therefor and all other rights associated therewith) and trade secrets (including, without limitation, customer and vendor lists and all related records and other



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     information used in connection with the Purchased Assets); all rights under the Assumed Executory Contracts (as defined in Paragraph 5 below); all rights under assignable licenses and permits; all office supplies, production supplies and spare parts; all prepayments and prepaid expenses and deposits; all computer software; Seller's rights in telephone and telecopy and post office box numbers used in connection with the Purchased Assets; and all other tangible and intangible assets of Seller, including, without limitation, the assets listed on Schedule 1(a)(1) attached hereto; and excluding those assets set forth on Schedule 1(a)(2) attached hereto (the "Excluded Assets").

     2. NO ASSUMPTION OF LIABILITIES. Except for the liabilities, obligations, commitments and obligations assumed under the executory contracts listed on
Schedule 5 (the "Assumed Liabilities"), it is expressly understood and agreed that Purchaser shall not be liable for and shall not assume any liabilities, obligations, commitments or indebtedness of Seller of any kind, character or description, whether accrued, absolute, contingent or otherwise, including, without limitation, liabilities, obligations and expenses (a) for federal, state and local income taxes, employment taxes and property taxes, (b) arising out of or relating to this Agreement, the negotiation hereof, and the consummation of transactions contemplated hereby, (c) arising out of or relating to any pension plan, profit sharing plan, deferred compensation plan, bonus plan, stock option or purchase plan, or any other employee benefit plan, or (d) relating to any product warranty, express or implied. In the event that the parties hereto have not prorated all costs, expenses, and other items necessary at or before the Closing Date, the parties hereto agree that all costs, expenses and other items included within the Assumed Liabilities and marked as prorated items shall be prorated to the Closing Date with Seller being responsible for any and all costs, expenses or other items up to and including the Closing Date and Purchaser being responsible for all costs, expenses and other items after the Closing Date into the future.

     3. PURCHASE PRICE. Subject to adjustment as set forth below in Paragraphs 6 and 15 and additional amounts that may be due under Paragraph 7 below, the aggregate purchase price for the Assets shall be the sum of Ten Million Nine Hundred Thousand Dollars ($10,900,000.00) which will be further increased by that portion of the Six Hundred Thousand Dollars ($600,000.00) borrowed by Seller pursuant to Paragraph 15 below (collectively, the "Purchase Price"). Purchaser may, in its sole discretion, elect to increase the amount of the Purchase Price at the auction held at the Sale Hearing. In the event of an increase in the Purchase Price, the increase shall be allocated among the Purchased Assets in a manner agreed upon by Purchaser and Seller. Any price increase shall increase the portion of the Purchase Price payable at the Closing as set forth in Paragraph 4(a) below.


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     4. PAYMENT OF PURCHASE PRICE. The Purchase Price will be paid as follows:

          (a) The sum of Six Million Four Hundred Thousand Dollars ($6,400,000.00) shall be paid at the Closing in immediately available funds, Four Hundred Thousand Dollars ($400,000.00) of which shall be deemed the earnest money deposit (the "Earnest Money") in connection with the purchase of the Real Estate. The Earnest Money shall be deposited with the Title Company (as defined below) chosen by the parties hereto at the Closing and shall be applied against the portion of the Purchase Price payable with respect to the Real Estate on the Real Estate Closing Date. The Earnest Money shall be invested in an interest bearing account for the benefit of Purchaser.

          (b) The sum of Four Million Five Hundred Thousand Dollars ($4,500,000.00) shall be paid by Purchaser on the ninetieth (90) day following the Sale Hearing or the sixtieth (60) day following the Closing, whichever is later (the "Real Estate Closing Date"), subject to the satisfaction of the conditions herein applicable to the transfer of the Real Estate.

     At the Closing, an escrow shall be established (the "Escrow") under the terms of the Escrow Agreement attached hereto as Exhibit A and the sum of Two Hundred Fifty Thousand Dollars ($250,000.00) shall be deposited in such escrow (the "Escrow Funds"). In addition, the deed to the Real Estate will be held in the Escrow pending the payment of the balance of the Purchase Price referred to in Paragraph 4(b) above.

     5. EXECUTORY CONTRACTS. Schedule 5 attached hereto sets forth a list of such of the contracts of Seller which Seller shall assume and assign to Purchaser pursuant to Section 365 of the Bankruptcy Code (the "Assumed Executory Contracts"). Any default in any Assumed Executory Contract as of the Closing shall be cured by Seller from the sale proceeds as a condition to the assumption thereof by Purchaser. The parties acknowledge that the list of Assumed Executory Contracts may be amended and modified from time to time on or before the seventh
(7th) day prior to the Sale Hearing with the approval of the Unsecured Creditors Committee.

     6. ADJUSTMENT TO PURCHASE PRICE. Not less than twenty-four (24) hours prior to the Closing, Seller and Purchaser shall determine the net amount of existing inventory as of the Closing Date in the manner described below. The net amount of inventory shall be calculated in a manner consistent with the calculation at
Schedule 6. A physical count shall determine the gross amount of finished goods inventory. A factor of five percent (5%) shall be applied to the gross raw materials categorized as detector or other inventory. A factor of five percent (5%) shall be applied to gross work-in-process categorized as detector inventory. A factor of one hundred percent (100%) shall be applied to the result


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of the gross finished goods inventory categorized as detector inventory less the gross amount of P5000 inventory with the Polytronics display. A factor of five percent (5%) shall be applied to the P5000 inventory with the Polytronics display. A factor of zero percent (0%) shall be applied to any inventory purchased with the proceeds of the loan described in Paragraph 15 below. The aggregate of the above sums, after application of the above factors, shall be the net amount of inventory. Categorization of the inventory shall be in a manner consistent with the February 23, 1997, inventory analysis. The Purchase Price shall be increased or reduced if the net amount of inventory, as calculated above, is greater or less than One Million One Hundred Forty-Seven Thousand Dollars ($1,147,000.00) as calculated on Schedule 6. The increase or decrease in the Purchase Price will be paid by the applicable party to the other within five (5) days of the determination of the net amount of inventory. Interest will accrue at six percent (6%) per annum from the Closing Date to payment.

     7. PURCHASE OF PHONE ASSETS AND/OR MODEM ASSETS. For a period of ninety
(90) days from and after the Closing, Seller shall have the option to require Purchaser to purchase the Phone Assets or the Modem Assets, or both, for a price equal to the sum of (i) ninety-five percent (95%) of the gross amount of all finished goods inventory included within the Phone Assets or the Modem Assets, as the case may be, and (ii) three percent (3%) of the gross amount of all other inventory included within the Phone Assets or the Modem Assets, as the case may be, plus in the case of the exercise of the option with respect to the Phone Assets, the sum of One Hundred Thousand Dollars ($100,000.00). Seller will exercise its option(s) hereunder by delivering written notice of exercise to Purchaser within such ninety (90) day period. The purchase price will be based upon the inventory on hand as of the date of delivery of such notice. Purchaser and Seller will determine the amount of such finished goods inventory through a physical count. The values of the inventories purchased will be determined following the same procedures as set forth in Paragraph 6 above. The closing of the purchase of the Phone Assets or the Modem Assets, or both, will take place within ten (10) days after the date of delivery of such notice and the purchase price will be paid at such closing in immediately available funds. The Purchase Price of the particular assets shall be subject to the same terms and conditions herein as are applicable to the Purchased Assets to the same extent as if the particular assets were purchased simultaneously with the Purchased Assets.

     8. ALLOCATION OF PURCHASE PRICE. Purchaser and Seller agree that the Purchase Price shall be allocated among the Purchased Assets in accordance with
Section 1060 of the Internal Revenue Code of 1986. Purchaser and Seller further agree that all tax returns and reports which they file with respect to the transaction contemplated hereby shall be consistent with such allocation. The parties acknowledge and agree that the amount of the Purchase Price attributable to the Real Estate is Four Million Nine Hundred Thousand Dollars ($4,900,000.00) with the balance attributable to the other Purchased Assets.


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     9. CLOSING. The consummation of the transaction contemplated hereby (the
"Closing") shall occur no later than three (3) business days following the date the transactions contemplated hereby receive all necessary approvals , including the approval of the United States Bankruptcy Court for the Southern District of Ohio (Western Division) (the "Bankruptcy Court") and the conclusion of the hearing approving a sale of the Purchased Assets pursuant to this Agreement (the "Sale Hearing"). The date of closing is referred to herein as the "Closing Date."

     10. CONDITIONS TO OBLIGATIONS OF PURCHASER TO CLOSE. Purchaser's obligation to close the transactions described herein shall be subject to the satisfaction, on or before the applicable closing, of the following conditions unless waived in writing by Purchaser:

          (a) Each of the representations and warranties of Seller contained herein, and in any certificate delivered pursuant hereto, shall be true and correct in all material respects on and as of the Closing Date.

          (b) The parties shall have (i) obtained all necessary approvals for the proposed transaction from all applicable lending, governmental and regulatory authorities, including, without limitation, the approval of the Bankruptcy Court pursuant to one or more written final and non-appealable court orders in form and substance satisfactory to Purchaser, which orders shall include a finding that Purchaser is entitled to the protections of
     Section 363(m) of the United States Bankruptcy Code; and (ii) obtained all necessary or desirable approvals and consents under any material Assumed Executory Contract.

          (c) The Business shall have been operated as presently operated and Seller shall not have sold any of the Purchased Assets, other than inventory sold in the ordinary course of business, and shall have preserved its business organization and assets substantially as they exist on the date hereof, except as may be mutually agreed upon by the parties.

          (d) Seller shall have delivered to Purchaser a certified copy of Seller's Articles of Incorporation, including all amendments thereto, and a Certificate of Good Standing issued by the Secretary of State of Ohio with respect to Seller and each other jurisdiction where Seller conducts its business, dated within fifteen (15) days of the Closing Date.

          (e) Purchaser shall have received such Uniform Commercial Code search reports, federal and state judgment and tax lien search reports, and bankruptcy court search reports as Purchaser may deem reasonably necessary with respect to Seller, dated within fifteen (15) days of the Closing Date, evidencing the absence of any liens, claims, security interests or encumbrances on the Purchased Assets


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     other than liens which will be released as of the Closing or discharged by entry of the order of the Bankruptcy Court approving the sale of the Purchased Assets to Purchaser.

          (f) An order (the "Bid Procedures Order") shall have been issued by the Bankruptcy Court on or before March 21, 1997 establishing such bid procedures, granting such bid protections and break-up fees and addressing such other matters as Purchaser deems appropriate in its sole discretion. If the Bid Procedures Order is unacceptable to Purchaser, Purchaser will so notify Seller in writing within forty-eight (48) hours after the entry thereof and this Agreement will automatically terminate.

          (g) All aspects of the proposed transaction and the approval thereof by the Bankruptcy Court (including, without limitation, all motion papers and other pleadings, court orders, notice(s) to creditors and to other parties in interest) shall be satisfactory to Purchaser in its reasonable judgment.

          (h) Not less than ten (10) business days prior to the Real Estate Closing Date, Seller shall, at its expense, have furnished to Purchaser:

               (i) A commitment for a title policy issued by a title company reasonably acceptable to Purchaser (the "Title Company") in the amount of Four Million Nine Hundred Thousand Dollars ($4,900,000.00). The title commitment shall be subject only to the following exceptions (collectively, the "Permitted Exceptions"): (I) general real estate taxes for the year 1996 and subsequent years, (ii) covenants and easements that do not materially interfere with any present use of the Real Estate by Purchaser, and (iii) liens or encumbrances of a definite or ascertainable amount which can be removed by the payment of money at the time of closing in an amount not in excess of the amount to be paid in cash hereunder by Purchaser at the Real Estate Closing, and which Seller shall remove on or before the Real Estate Closing; and

               (ii) Legible copies of any documents shown on Schedule B to the above-described title commitment (the "Title Documents"); and

               (iii) A plat of survey of the Real Estate prepared by an Ohio registered land surveyor, dated July 18, 1996, that has been prepared in accordance with ALTA/ACSM Land Title Survey Standards and is certified as of such date to Purchaser, the Title Company and Purchaser's lender, if any, in form sufficient to obtain extended coverage pursuant to the requirements of the Title Company and setting forth the legal description and


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          street address of the Real Estate and showing thereon all buildings and other improvements, all easements which are visible or recorded, all building lines, curb cuts, parking, sewage, water, electricity, gas and other utility facilities together with any applicable recording information, all roads and other rights of way and means of ingress and egress and the gross area of the land and spotting all improvements on adjoining property which are within five (5) feet of the property lines of the Real Estate (the "Plat of Survey").

          Within five (5) business days after receipt of the title commitment, all of the Title Documents and the Plat of Survey, Purchaser shall give written notice to Seller stating whether there are any exceptions on the title commitment other than the Permitted Exceptions, which render title to the Real Estate unmarketable or would otherwise interfere with Purchaser's intended use of the Land and Improvements (the "Unpermitted Exceptions") or items on the Plat of Survey, other than the Permitted Exceptions, which render title to the Real Estate unmarketable or would otherwise materially interfere with Purchaser's use of the Land and Improvements (the "Survey Defects"). Purchaser's intended use of the Real Estate and improvements is light industrial and office. Seller shall have ten (10) days from the date of Purchaser's written notice (the "Cure Period") to have the Unpermitted Exceptions removed from the title commitment or the Survey Defects removed from the Plat of Survey or, with the consent of Purchaser, to have the Title Company commit to insure against loss or damage that may be occasioned by the Unpermitted Exceptions or the Survey Defects.

          If Seller fails to have the Unpermitted Exceptions or the Survey Defects removed or, in the alternative, to obtain the title commitment for title insurance specified above as to the Unpermitted Exceptions and the Survey Defects within the Cure Period, Purchaser may at any time after the expiration of the Cure Period elect to receive a refund of the Earnest Money and interest thereon and terminate this Agreement as to the purchase of the Real Estate (but not as to the purchase of any of the other Purchased Assets) upon written notice to Seller or may elect to take title subject to the Unpermitted Exceptions and/or Survey Defects and deduct from the Purchase Price liens or encumbrances of an ascertainable amount.

          If Purchaser does not give written notice of the Unpermitted Exceptions or the Survey Defects to Seller within the five (5) business day period referred to above, then all matters shown on the Title Commitment and the Plat of Survey shall be conclusively presumed to be acceptable to the Purchaser and shall become Permitted Exceptions.


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          (i) Seller shall have furnished to Purchaser at least ten (10) days prior to the Real Estate Closing its existing Phase 1 environmental site assessment of the Real Estate dated July 25, 1996, prepared by Civil and Environmental Consultants, Inc., and the results of the foregoing shall be acceptable to Purchaser.

          (j) Seller shall have delivered to Purchaser the following transfer documents at the applicable closing:

               (i) A Bill of Sale in the form of Exhibit B attached hereto, conveying to Purchaser good and marketable title to the Purchased Assets but with no warranties.

               (ii) Assignments duly executed by Seller and sufficient to transfer to Purchaser all right, title and interest in and to the names "Solo", "Escort" and "Passport" and all other intellectual property included within the Assets.

               (iii) Assignments duly executed by Seller assigning to Purchaser all assignable licenses and permits issued with respect to the Purchased Assets by any governmental entity.

          (k) Seller shall have delivered to Purchaser certified resolutions of Seller's board of directors authorizing Seller's execution, delivery and performance of this Agreement.

          (l) Seller shall have delivered to Purchaser at the Closing possession of the Purchased Assets (except the Real Estate) at Seller's current business address and at the Real Estate Closing possession of the Real Estate.

          (m) Seller shall have delivered to Purchaser at the Real Estate Closing a recordable quit claim deed;

          (n) Seller shall have delivered to Purchaser at the Real Estate Closing an affidavit that Seller is not a "foreign person" pursuant to
     Section 1445 of the Internal Revenue Code;

          (o) Seller shall have delivered to Purchaser at the Real Estate Closing an assignment of any warranties and guaranties with respect to the Real Estate, if any;

          (p) Seller shall have caused to be delivered to Purchaser, at Purchaser's expense, at the Real Estate Closing an ALTA Form B owner's title insurance policy issued by the Title Company showing that Seller is the owner of fee simple title to


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     the Real Estate subject only to the Permitted Exceptions, general real estate taxes for the year 1996 and subsequent years and acts committed by Purchaser, with extended coverage over general exceptions 1 through 5 inclusive and a 3.1 zoning endorsement with parking.

          (q) Seller shall have delivered to Purchaser such other documents, instruments and confirmations as may reasonably be required to fully effect the transaction contemplated hereby.

     11. CONDITIONS TO OBLIGATIONS OF SELLER TO CLOSE. Seller's obligation to close the transactions described herein shall be subject to the satisfaction, on or before the applicable closing, of the following conditions unless waived in writing by Seller:

          (a) Each of the representations and warranties of Purchaser contained herein, and in any certificate delivered pursuant hereto, shall be true and correct in all material respects on and as of the Closing Date.

          (b) Purchaser shall have delivered to Seller certified resolutions of Purchaser's board of directors and Purchaser's shareholders authorizing Purchaser's execution, delivery and performance of this Agreement.

          (c) The parties shall have obtained all necessary approvals for the proposed transaction from all applicable lending, governmental and regulatory authorities, including, without limitation, the approval of the Bankruptcy Court pursuant to one or more written final and non-appealable court orders in form and substance satisfactory to Seller, which orders shall include a finding that Purchaser is entitled to the protections of
     Section 363(m) of the United States Bankruptcy Code.

          (d) Purchaser shall have delivered to Seller a certified copy of Purchaser's Articles of Incorporation, including all amendments thereto, and a Certificate of Good Standing issued by the Secretary of State of Illinois with respect to Purchaser and each other jurisdiction where Purchaser conducts its business, dated within fifteen (15) days of the Closing Date.

          (e) As a condition to the sale of the Purchased Assets, Purchaser shall have delivered to Seller at the Closing the Purchase Price described in Paragraph 4(a) above and, as a condition to the sale of the Real Estate at the Real Estate Closing the Purchase Price described in Paragraph 4(b) above; provided, however, that Purchaser shall have unrestricted access to the Real Estate and right to use the Real Estate without charge to Purchaser, for the purpose of


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     conducting the portion of the Business relating to radar detectors (and also for the purpose of conducting the portions of the Business related to the phones and/or modems, if the Phone Assets and/or the Modem Assets are sold to Purchaser, from the date of such sale) for the period from the Closing to the Real Estate Closing. Purchaser acknowledges that Seller will also be entitled to unrestricted access to and right to use the Real Estate during the above described period and for ninety (90) days thereafter without charge to Seller (unless the Phone Assets and Modem Assets are sold to Purchaser, in which case until the date of such sale) for the conduct of the portions of the Business related to the Phones and Modems.

          (f) Purchaser shall have delivered to Seller a copy, certified by the Secretary of Purchaser, of resolutions of the Board of Directors of Purchaser authorizing the execution of this Agreement and the consummation of the transactions provided for herein.

          (g) Purchaser shall have delivered to Seller such other documents, instruments and confirmations as may reasonably be required to fully effect the transaction contemplated hereby.

     12. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller hereby represents and warrants to Purchaser as of the date hereof and as of the Closing as follows:

          (a) ORGANIZATION; QUALIFICATION. Seller is a duly organized and validly existing corporation in good standing under the laws of the State of Ohio. Seller is duly qualified to do business as a foreign corporation in each jurisdiction where it is required to be so qualified. Schedule 12(a) sets forth each jurisdiction where Seller is duly qualified with respect to the Business and Seller is in good standing in each such jurisdiction. Seller has no active subsidiaries.

          (b) AUTHORITY. Seller has taken all corporate action required to duly and validly authorize and approve the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not violate any provision of, or result in the breach of or accelerate or permit the acceleration of the performance required by the terms of, any applicable law, rule or regulation of any governmental body having jurisdiction over Seller, the Articles of Incorporation or Regulations of Seller, or any agreement to which Seller is a party or by which it may be bound, or of any order, judgment or decree applicable to it, or result in the creation of any claim, lien, charge, equity or encumbrance upon any of the Purchased Assets. This Agreement is a legal, valid and binding agreement of Seller and is enforceable against Seller in accordance with its terms.


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          (c) FINANCIAL STATEMENTS. Schedule 12(c) hereto contains the following financial statements (the "Financial Statements") (i) a true and complete copy of the year-end financial statements of Seller for the fiscal years 1994 and 1995 which financial statements were prepared in accordance generally accepted accounting practices applied on a basis consistent with past practice; and (ii) unaudited financial statement for the year ending 1996 and an unaudited year-to-date financial statement as of January 26, 1997, which were prepared on a basis substantially consistent with past practice.

          (d) LICENSES AND PERMITS. Schedule 12(d) hereto correctly identifies each license and permit which is necessary for the operation of the Business with respect to the Purchased Assets, together with the name of the governmental agency or entity issuing such license or permit. Such licenses and permits are valid and in full force and effect, and comprise all licenses and permits Seller has for the conduct of the Business with respect to the Purchased Assets. The Business and the real estate utilized by it, including, without limitation the Real Estate, conform to all applicable laws, ordinances, rules or regulations.

          (e) NO MATERIAL ADVERSE CHANGES. Except as described on Schedule 12(e) attached hereto, since the date of the last Financial Statement, neither the business, operations, financial condition, property nor affairs of the Business have been materially adversely affected by any occurrence or development, whether or not insured against, and to the knowledge of Seller, no threatened occurrence or development exists which would materially adversely affect the Assets, or the Business, operations, or affairs of Seller.

          (f) LIABILITIES. Except for liabilities incurred in the ordinary course of business or existing prior to the Petition Date or incurred in Seller's pending chapter 11 case or as disclosed on Schedule 12(f) or
     Schedule 12(c), Seller has no liabilities of any kind whatsoever, whether or not accrued or fixed, absolute or contingent, determined or determinable, nor is there any condition or circumstance existing or which has existed, and no event shall have occurred which could reasonably be expected to have a material, adverse effect on the Purchased Assets.

          (g) TITLE OF PROPERTIES AND CONDITION OF ASSETS. Except as disclosed on Schedule 12(g), Seller will have, as of the Closing, and, subject to the order of the Bankruptcy Court and except with respect to liabilities arising under the Assumed Executory Contracts, is transferring to Purchaser good, marketable and indefeasible title to all of the Assets, free and clear of any security interests, liens, claims, charges, equities or encumbrances whatsoever. For purposes hereof, an "encumbrance" shall be deemed to mean any claim, judgement, license, sublease, lien, pledge, option, charge, easement, security interest, conditional sales agreement, title retention agreements which are intended as security, or other rights of third parties, whether voluntarily or involuntarily incurred or arising by operation of law, and includes, without limitation, any agreement to give any of the foregoing in the future, any contingent sale or other title retention agreement or lease in the nature thereof, and any "claim", "lien", or "security interest" as those terms are defined in the Bankruptcy Code.

          (h) INSURANCE. Attached as Schedule 12(h) are Seller's insurance policies and binders, or descriptions of them. Each such policy is in full force and effect on the date hereof.


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

          (i) LABOR RELATIONS. Except as disclosed on Schedule 12(i), there is no pending or, to the knowledge of Seller, threatened labor dispute with any of the employees of the Business, or any claim or charge of any unfair labor practice, as such term is defined in the National Labor Relations Act, as amended or any other violation of any labor or employment law. Seller is not a party to any collective bargaining agreement and Seller has not received any notice of any proposed union certification or recognition election.

          (j) EMPLOYEE BENEFIT PLANS. Except as set forth on Schedule 12(j), Seller does not have any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The Business maintains no health insurance or other employee benefit plans except as disclosed on Schedule 12(j) attached hereto. Except as set forth on Schedule 12(j), Seller is in full compliance with all its obligations with respect to any employee benefit plans.

          (k) COMPLIANCE WITH LAW. Except as set forth in Schedule 12(l) the Business and the employment or engagement of its employees and agents have been conducted in accordance with all applicable laws, regulations or requirements of governmental authorities. No notice of violation of any law, ordinance or administrative regulation including, without limitation, all applicable environmental laws, regulations and requirements, has been received with respect to the Business or, to the knowledge of Seller, has been threatened.

          (l) LITIGATION. Except as disclosed in Schedule 12(l), there are no actions, suits, claims, proceedings or investigations pending or, to the knowledge of Seller, threatened, in any court or before any governmental agency or instrumentality against or affecting the Business or the Purchased Assets, or which would prevent the carrying out of this Agreement or any of the transactions contemplated hereby or which could cause this Agreement to be declared unlawful or cause the rescission hereof. The Business has not been charged with, nor is it, to the knowledge of Seller, threatened with or under an investigation with respect to, any charge concerning any violation of any provision of any federal, state or local law, regulation, ordinance, order or administrative ruling, and the Business is not in default with respect to any order, writ, injunction or decree of any court, agency or instrumentality.

          (m) DISCLOSURE. No representation or warranty of Seller and no written certificate furnished or to be furnished by or on behalf of Seller to Purchaser or its agents pursuant hereto or in connection with the transactions contemplated hereby, contains any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

          (n) INTELLECTUAL PROPERTY. Schedule 12(n) correctly identifies all issued patents, patent applications, domestic trademarks (whether or not registered), trademark registrations, trademark registration applications, copyrights, copyright registrations, copyright registration applications, service marks, service mark registrations, service mark registration applications, franchises, know-how agreements, licenses, logos, trade names, slogans, know-how and trade secrets relating to the Purchased Assets. Except as set forth on Schedule 12(n), Seller has not granted any license to any person with respect to any intellectual property. Except as set forth on Schedule 12(n), Seller has the exclusive right to use all intellectual property used in connection with the Purchased Assets. Except as set forth on Schedule 12(n), there are no challenges pending or, to the knowledge of Seller, threatened to the validity of any of the intellectual property.

          (o) CONTINUING OBLIGATIONS. Except for the Assumed Executory Contracts, there are no contracts, agreements or continuing obligations of any nature whatsoever in respect to the Purchased Assets which will survive the consummation of the transactions contemplated hereby or in any manner bind or affect Purchaser or the Purchased Assets.

          (p) CUSTOMER LISTS. The customer lists included within the Purchased Assets are accurate, correct and complete and list each customer that has done business with Seller in the twenty-four (24) month period prior to Closing.

          (q) SUFFICIENCY OF ASSETS. The Purchased Assets constitute all property used by Seller in the conduct of Seller's radar detector business.

          (r) ALL SALES FINAL. Except as set forth on Schedule 12(r), with the exception of warranty claims under the Product Warranty (as defined in Paragraph 12(t) below), within the twelve (12) month period immediately preceding the Closing, all sales made by the Business with respect to the Purchased Assets have been final and unconditional sales with no right of return whatsoever, other than as a result of defective or nonconforming goods.

          (s) CUSTOMER DEPOSITS. Seller holds no customer deposits with respect to the Purchased Assets.

          (t) PRODUCT WARRANTIES. Except as set forth on Schedule 12(t) (the "Product Warranty"), the Business offers no product warranties in connection with the Purchased Assets.

          (u) BROKERS. Except as identified on Schedule 12(u), Seller has not dealt with any broker, finder or other person entitled to any broker's or finder's fee, com-mission or other similar compensation in connection with the transaction contemplated hereby.

          (v) PRODUCT SAFETY. The Business has not been required to file any notification or other report with or provide information to any product safety agency, commission, board or other governmental authority concerning actual or potential hazards with respect to the Purchased Assets. Each product sold by the Business prior to the Closing complies with all applicable product safety standards, disclosure requirements and testing requirements.

          (w) MATERIAL CONTRACTS. Schedule 5 hereto sets forth a complete list of all Assumed Executory Contracts. On or before Closing, Seller shall deliver to Purchaser true and correct copies of all of the above-described contracts or written summaries of any such contracts that are oral. Seller is not in breach under any such contract and to the knowledge of Seller, no party is in breach under any such contract and no fact or circumstances exist which would, with the passage of time or otherwise, constitute a breach of any such contract.

          (x) REAL PROPERTY. The only real property used in connection with the Purchased Assets is the Real Estate. As to the Real Estate:

               (i) Except to the extent corrected prior to the date hereof, Seller has not received oral or written notice of any physical, structural or mechanical defects or of violations of any laws, including but limited to the Environmental Laws, as defined below, or any regulations pursuant to such laws applicable to the Real Estate, and Seller is unaware of any facts or conditions that would give rise to such a notice under present Environmental Laws.

               (ii) There is no existing, pending, or, to Seller's knowledge, contemplated, threatened or anticipated (I) condemnation of any part of the Real Estate; (ii) widening, change of grade or limitation on use of streets abutting the Real Estate; (iii) special tax or assessment to be levied against the Real Estate; (iv) change in the zoning classification of the Real Estate; (v) change in the tax assessment of the Real Estate; or (vi) special assessment regarding the Real Estate.

               (iii) To the best of Seller's knowledge, Seller has obtained all licenses, permits, easements and rights-of-way, including proof of dedication, if any, required from all governmental authorities having jurisdiction over the Real Estate or from private parties to make use of utilities serving the Real Estate and to insure ingress and egress to and from the Real Estate.

               (iv) Except as may be disclosed on the Phase I environmental assessment supplied by Seller pursuant to Paragraph 10(i) above, no Hazardous Materials (as defined below) have been used, stored, generated, disposed of or located on the Real Estate or have been released into the environment, or discharged, placed or disposed of at, on or under the Real Estate by Seller;

               (v) Except as set forth on Schedule 12(x), no underground storage tanks have been located on the Real Estate;

               (vi) To the best of Seller's knowledge the Real Estate is and at all times has been, in compliance with all Environmental Laws, as defined below;

               (vii) No asbestos or asbestos containing materials have been installed, used, or incorporated into or disposed at, on or under the Real Estate.

               For purposes of this Agreement, the term "Hazardous Materials" shall mean any substance, material, waste, gas or particulate matter which is regulated by any local governmental authority, the State of Ohio, or the United States Government, except for de minimus quantities of such substances (for example, consumer products stored in their original containers and used in accordance with manufacturer instructions) including, but not limited to, any material or substance which is (I) defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste." or "restricted hazardous waste" under any provision of federal or Ohio law; (ii) petroleum except where used or present in strict compliance with the Environmental Laws, as defined below; (iii) asbestos or asbestos containing materials that require encapsulation, removal or other response under law or so as to protect human health or the environment; (iv) polychlorinated biphenyls; or (v) radioactive material.

               For purposes of this Agreement, the term "Environmental Laws" shall mean all federal, state, and local environmental health and safety statutes, ordinances, codes, rules, regulations, orders and decrees regulating, relating to or imposing liability or standards, including but not limited to those concerning or in connection with Hazardous Materials.

          (y) FOREIGN ASSETS. Except as shown on Schedule 12(y), Seller does not have any tangible or intangible assets in any country or jurisdiction other than the United States.

          (z) COMPUTER SOFTWARE. Schedule 12(z) sets forth a correct and complete description of each computer software program utilized by Seller in connection with the Purchased Assets (the "Software"). Such schedule also identifies which of the Software is owned by Seller (the "Owned Software") and which of the Software is used pursuant to a license from a third party (the "Licensed Software"). All of the Owned Software is owned by Seller free and clear of the rights of others except any security interest of Foothill Capital Corporation ("Foothill") and is freely transferable to Purchaser free and clear of all liens, claims and encumbrances whatsoever and except as otherwise set forth in Schedule 12(z), all of the Licensed Software is freely transferable to Purchaser pursuant to a fully paid, assignable license granted to Seller by the third party with full rights to grant such license. There are no infringement suits pending, or to the knowledge of Seller, threatened against Seller with respect to any Software.

     13. REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser hereby represents and warrants to Seller as follows:

          (a) ORGANIZATION. Purchaser is a duly organized and validly existing corporation in good standing under the laws of the State of Illinois.

          (b) AUTHORITY. Purchaser is duly authorized to execute, deliver and perform this Agreement and all required corporate action with respect thereto has been duly and validly taken. Purchaser has taken all corporate action required to duly and validly authorize and approve the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not violate any provision of, or result in the breach of or accelerate or permit the acceleration of the performance required by the terms of, any applicable law, rule or regulation of any governmental body having jurisdiction over Purchaser, the Certificate of Incorporation or By-Laws of Purchaser, or any agreement to which Purchaser is a party or by which it may be bound, or of any order, judgment or decree applicable to it, or result in the creation of any claim, lien, charge, equity or encumbrance upon any of the Assets. This Agreement is a legal, valid and binding agreement of Purchaser and is enforceable against Purchaser in accordance with its terms.

          (c) BROKERS. Purchaser has not dealt with any broker, finder or other person entitled to any broker's or finder's fee, commission or other similar compensation in connection with the transaction contemplated hereby.

          (d) CONSENTS. All authorizations, approvals and consents necessary for the execution and delivery by Purchaser of this Agreement and for the consummation by Purchaser of the transactions contemplated hereby have been given, which if not given would have a materially adverse effect on Seller and/or Purchaser.

          (e) FINANCIAL ABILITY. Purchaser has or will have as of the Closing and the Real Estate Closing, as applicable, the financial ability to pay the Purchase Price at the Closing and the Real Estate Closing provided that, if Purchaser intends to overbid the Purchase Price at the Sale Hearing, it will provide Seller in advance of the Sale Hearing with evidence of Purchaser's financial ability to pay the amount of any such overbid to the same extent such evidence is required of other competing bidders.

     14. COVENANTS OF SELLER. Seller hereby covenants and agrees with Purchaser as follows:

          (a) From and after the Closing Seller shall not have any right or interest in or to the names "Solo", "Escort" or "Passport" or any variations thereof and shall not use such names for any purpose whatsoever, except with respect to its telephone business.

          (b) Seller agrees to take any and all actions reasonably requested by Purchaser to permit Purchaser to use any telephone numbers associated with the Business.

          (c) In the event that Seller settles or recovers judgment in the case entitled Cincinnati Microwave, Inc. v. Whistler Corporation of Massachusetts and Dynatech Corporation, Case No. C-1-96-647 pending in the United States District Court for the Southern District of Ohio (the "Whistler Litigation") any monetary award or settlement proceeds for infringements by the defendants prior to Closing are included within the Excluded Assets and any settlement proceeds or monetary recovery for infringements by the defendants after Closing are included in the Purchased Assets. In calculating the division of settlement proceeds or the monetary recovery, the parties will use a reasonable pro rata calculation based upon the number of units sold by the defendants prior to the Closing versus the number of units sold by the defendants after the Closing. Any settlement involving use of any intellectual property of the Business from and after Closing shall be reasonable and customary and agreed to by Seller after first giving written notice to Purchaser. Purchaser will not grant Whistler any right to use any intellectual property at issue in the Whistler litigation prior to a settlement or final judgment regarding such litigation.

     15. COVENANTS OF PURCHASER. Purchaser hereby covenants and agrees with Seller that Purchaser shall provide interim financing to Seller in an amount not to exceed the sum of Six Hundred Thousand Dollars ($600,000.00) or such lesser amounts as the parties may agree, subject to the approval of the Bankruptcy Court, the approval of Foothill and the entry of an order pursuant to Section 364 of the Bankruptcy Code granting to Purchaser the right to receive repayment of any amounts advanced to Seller second only to the rights of Foothill to be repaid. In accordance with the terms of the Bankruptcy Court's order approving such financing, the foregoing amount shall be made available to Seller retroactive as of March 7, 1997, in amounts not to exceed Seventy-Five Thousand Dollars ($75,000.00) per week or such greater amount as Purchaser may agree. The proceeds from Purchaser hereunder shall be used solely for the purchase of future advertising and raw materials purchased and received on or after the date of the first advance of funds hereunder and for such other purposes as may be agreed by Purchaser. If Purchaser is the successful purchaser at the Sale Hearing, any amounts advanced shall be deemed to be additional purchase price as set forth in Paragraph 3 above.

     16. TRANSACTION TAXES AND EXPENSES. Seller shall be responsible for all transfer, sales or transaction taxes relating to the transaction contemplated hereby. Each party shall bear their own expenses incident to this Agreement and the transactions contemplated hereby, including without limitation, all fees of counsel, accountants and consultants incurred in connection with this transaction.

     17. ESCROW. The transaction regarding the Real Estate described herein shall be closed through an escrow ("Closing Escrow") with the Title Company in accordance with the general provisions of the standard form of Deed and Money Escrow Agreement then in use by the Title Company, with such special provisions inserted in the escrow agreement as may be required to conform with this Agreement and to facilitate a so-called "New York Style" closing. The attorneys for the parties are authorized to execute the escrow instructions and any amendments thereto. Upon the creation of such an escrow, anything herein to the contrary notwithstanding, payment of the Purchase Price for the Real Estate and delivery of the deed shall be made through the escrow. The cost of the escrow, including the cost of a "New York style" closing, shall be divided equally between Seller and Purchaser. In the event of any inconsistencies between the terms of the Closing escrow instructions and the terms of this Agreement, then the terms of this Agreement shall control. No part of the Purchase Price or other escrow deposits shall be disbursed from escrow until the Title Company is prepared to insure in the amount of Four Million Nine Hundred Thousand Dollars ($4,900,000.00) that Purchaser owns fee simple title to the Real Estate in accordance with the terms of this Agreement, subject only to the Permitted Exceptions.

     18. PRORATIONS REGARDING THE REAL ESTATE. Real estate taxes, utilities and other proratable items shall be prorated to the date of the Real Estate Closing. For purposes of

Closing, real estate taxes shall be prorated based on the most recent ascertainable real estate taxes against the Real Estate. Seller shall pay any state and county transfer taxes and Purchaser shall pay any municipal transfer taxes. All prorations shall be final.

     19. INDEMNIFICATION.

          (a) INDEMNIFICATION OF PURCHASER. From and after the Closing, Seller hereby agrees to indemnify, defend and hold Purchaser and its shareholders, directors, officers, employees, agents successors and assigns harmless from and against any and all costs, expenses, losses, damages, fines, penalties or liabilities, court costs, litigation expenses, reasonable attorneys' fees and accounting fees (collectively "Damages") suffered, sustained or incurred by any of such indemnified parties with respect to, arising from or in connection with, or alleged to result from, arise out of, or in connection with:

               (i) A breach by Seller of any representation, warranty or agreement made by or applicable to Seller and contained in this Agreement or in any certificate or other document delivered to Purchaser hereunder;

               (ii) Any other threatened or instituted claim, suit, action or cause of action, investigation or proceeding of any kind whatsoever whether instituted or commenced prior to or after the date hereof, and which relates to, or arises from the Business as conducted with respect to the Purchased Assets on or before the Closing Date.

          In the event Purchaser is entitled to indemnification hereunder, Purchaser is hereby authorized to set off against any payments due to Seller the amount of Seller's indemnification obligation hereunder.

          (b) INDEMNIFICATION OF SELLER. From and after the Closing, Purchaser shall indemnify, defend and hold Seller and its shareholders, directors, officers, employees, agents, successors and assigns harmless from and against any and all Damages suffered, sustained or incurred by Seller with respect to, arising from or in connection with, or alleged to result from, arise out of or in connection with:

               (i) A breach by Purchaser of any representation, warranty or agreement made by or applicable to Purchaser and contained in this Agreement or in any certificate or other document delivered by Purchaser hereunder;

               (ii) Any other threatened or instituted claim, suit, action or cause of action, investigation or proceeding of any kind whatsoever, whether instituted or commenced after the date hereof which relates to or arises from

          Purchaser's operation of the Business with respect to the Purchased Assets after the Closing Date.

     20. SURVIVAL. All covenants, agreements, representations and warranties of any party hereto set forth herein, including but not limited to each party's obligation to indemnify the other as set forth in Paragraph 19 above, shall survive the Closing for a period of three (3) months. Any representation and warranty herein or in any such certificate or writing shall be deemed to be material and to have been relied upon by the party or parties to which made, notwithstanding any investigation or inspection made by or on behalf of such party or parties and shall not be affected in any respect by any such investigation or inspection.

     21. REMEDIES. In the event Purchaser defaults in its obligations hereunder, then if such default occurs prior to the Closing, all amounts advanced by Purchaser pursuant to Paragraph 15 will be deemed paid in full and, if such default occurs between the Closing and the Real Estate Closing, the Earnest Money and interest thereon shall be paid to Seller, as liquidated damages, in lieu of all other legal or equitable remedies which might be available to Seller. In the event Seller defaults in its obligations hereunder with respect to the purchase of the Real Estate, then the Earnest Money and interest thereon shall be refunded to Purchaser and Purchaser shall be entitled to all its remedies at law or in equity. If the purchase of the Real Estate fails to close because of the failure of any condition precedent applicable to the sale of the Real Estate under Paragraphs 10(a), 10(b), 10(h), 10(i), 10(j), 10(l), 10(m),
10(n), 10(o) or 10(p) then Purchaser shall receive a lease of the Real Estate on terms reasonably acceptable to Purchaser, including without limitation, the following: (i) a term of not less than six (6) months at a rental of Fifty Thousand Dollars ($50,000.00) per month, payable on the first day of each month unless the transaction does not close due to the failure of the conditions precedent described above, in which case no rent shall be payable; (ii) requiring that Purchaser pay all out-of-pocket costs in connection with the use of the Real Estate for the period of its occupancy, including utilities and routine maintenance; (iii) allowing Purchaser to conduct an auction of its assets at the Real Estate subject to proper procedures to avoid the inadvertent sale of Seller's assets; and (iv) providing that Seller's activities to sell off its remaining assets will not adversely affect Purchaser's operations from the Real Estate. Until the Real Estate Closing Seller will continue to list the Real Estate for sale or for lease with a real estate agent, and shall have the right to place customary "for sale" or "for lease" signs on the Real Estate. Seller and its representatives and designees will have the right to enter the Real Estate at reasonable times (upon notice to Purchaser's representative at the Real Estate) for the purposes of inspecting the Real Estate or showing the Real Estate to brokers or prospective purchasers, mortgagees or tenants.

     22. NOTICES. All notices shall be in writing and shall be delivered personally, sent by overnight courier, sent by facsimile or telecopier, or sent by United States certified or registered mail, postage prepaid, return receipt requested, addressed as follows:

         (a)   If to Purchaser:

               Escort Acquisition Corp.
               2550 Commonwealth
               North Chicago, Illinois  60064
               Attn:  Mr. Matthew Coleman

               with a copy to:

               Ray & Glick, Ltd.
               P.O. Box 400
               611 South Milwaukee Avenue
               Libertyville, Illinois  60048
               Attn:  Sidney A. Glick, Esq.

         (b)   If to Seller:

               Cincinnati Microwave, Inc.
               One Microwave Plaza
               Cincinnati, Ohio  45249
               Attn:  Ms. Erika Williams

               with a copy to:

               Frost & Jacobs LLP
               2500 PNC Center
               201 East Fifth Street
               Cincinnati, Ohio  45202
               Attn:  Edmund J. Adams, Esq. and
               Douglas S. Tripp, Esq.


or to such other address or addresses as the intended recipient shall from time to time designate by written notice delivered in accordance herewith. Notice by courier or certified or registered mail shall be effective on the date it is officially recorded as delivered to the intended recipient by return receipt or the date of attempted delivery where delivery is refused by the intended recipient. All notices and communications required, contemplated or permitted by this Agreement to be delivered in person shall be deemed to have been delivered to and received by the addressee, and shall be effective, on the date of personal delivery. Any notice sent by facsimile or telecopier as provided above shall be deemed delivered upon its actual receipt by the intended recipient.

     23. MODIFICATION AND WAIVER. Any party hereto may by written instrument unilaterally waive any right or benefit to which such party is entitled under this Agreement.

Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of any right or remedy hereunder at any one or more times be deemed a waiver or relinquishment of such right or remedy at any other time or times.

     24. SEVERABILITY. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision hereof, and any provision hereof which is adjudicated to be invalid or unenforceable shall be severed from this Agreement, provided however that such severance is to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made.

     25. BENEFIT. This Agreement and the rights and obligations of the parties hereto shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns.

     26. FURTHER ACTION. Each of the parties hereto agrees to do, execute, acknowledge and deliver all such further acts, instruments and assurances on or after the date hereof, as shall be necessary or desirable to consummate and effect the transaction contemplated hereby.

     27. EXHIBITS AND CAPTIONS. Each of the Exhibits and Schedules hereto shall be deemed a part of this Agreement and the contents thereof are hereby incorporated herein by this reference. The captions and headings are inserted for convenience of reference only and are not a part hereof, and this Agreement shall not be construed or interpreted by reference thereto. Any information or documentation which is supplied pursuant to one exhibit or schedule, which information is also applicable or to be supplied pursuant to another exhibit or schedule, shall be deemed to have been supplied.

     28. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one document. For all purposes facsimile signatures shall be deemed to be original signatures.

     29. GOVERNING LAW. This Agreement and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of Ohio, notwithstanding its conflicts of laws rules.

     30. FORUM. The parties agree that the Bankruptcy Court will be the exclusive forum and have exclusive jurisdiction to implement and enforce the terms of this Agreement, including any litigation relating to a dispute involving this Agreement or the Purchased Assets, whether or not a plan is confirmed with respect to Seller.

     30A. RIGHT OF FIRST REFUSAL. Seller will have a right of first refusal within ninety (90) days after the Closing to repurchase the equipment listed on Pages 189, 190 and 191 of Schedule 1(a)(1) for a price equal to that offered to Purchaser by any prospective, bona fide, unrelated third party.

     31. ATTORNEYS' FEES. In the event of any action in connection with this Agreement, the prevailing party shall be entitled to an award of reasonable attorneys' fees, court costs and other reasonable litigation fees in addition to any other relief or award that may apply.

     32. ENTIRE AGREEMENT. This Agreement and the exhibits and schedules hereto represent the entire agreement of the parties with respect to the subject matter hereof, and all prior negotiations, understandings and agreements are merged herein. This Agreement may not be modified or rescinded except pursuant to a written instrument signed by the party against whom enforcement is sought.

     IN WITNESS WHEREOF, the parties hereto have executed this Asset Purchase Agreement as of the date first above written.

                                     ESCORT ACQUISITION CORP.,
                                      an Illinois corporation

                                     By: /s/ Matthew Coleman
                                         -----------------------------
                                         Its: President
                                              ------------------------

                                     CINCINNATI MICROWAVE, INC.,
                                      an Ohio corporation, individually and as Debtor in Possession

                                     By: /s/ E. Williams
                                         -----------------------------
                                         Its: CEO
                                              ------------------------

                            ASSET PURCHASE AGREEMENT
                                    between
                           CINCINNATI MICROWAVE, INC.
                                      and
                            ESCORT ACQUISITION CORP.


                            EXHIBIT AND SCHEDULE LIST
                            -------------------------

Exhibit A                   Escrow Agreement
Exhibit B                   Bill of Sale

Schedule 1(a)1              Purchased Assets
Schedule 1(a)2              Excluded Assets
Schedule 5                  Executory Contracts
Schedule 6                  Adjustment to Purchase Price
Schedule 12(a)              Organization; Qualification
Schedule 12(c)              Financial Statements
Schedule 12(d)              Licenses and Permits
Schedule 12(e)              No Material Adverse Changes
Schedule 12(f)              Liabilities
Schedule 12(g)              Title to Property and Condition of Assets
Schedule 12(h)              Insurance
Schedule 12(i)              Labor Relations
Schedule 12(j)              Employee Benefit Plans
Schedule 12(l)              Litigation
Schedule 12(n)              Intellectual Property
Schedule 12(r)              All Sales Final
Schedule 12(t)              Product Warranties
Schedule 12(u)              Brokers
Schedule 12(x)              Underground Tanks
Schedule 12(y)              Foreign Assets
Schedule 12(z)              Computer Software






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